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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 28, 2001

                            CRESCENT OPERATING, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                  000-22725                     75-2701931
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)

                          777 Taylor Street, Suite 1050
                             Fort Worth, Texas 76102
          (Address, including zip code, of principal executive offices)



       Registrant's telephone number, including area code: (817) 339-2000

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         Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits

         99.1*    Press Release dated June 29, 2001

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         * filed herewith

         ITEM 9. REGULATION FD DISCLOSURE

         In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed "filed" for purposes of section 10 of the Securities and Exchange Act of 1934, as amended.

         On, June 29, 2001 Crescent Operating, Inc. (the "Company") filed a press release announcing, among other things, that the Company and certain of its subsidiaries have entered into a definitive agreement with Crescent Real Estate Equities Limited Partnership ("Crescent Equities LP") whereby the Company and such subsidiaries would sell all of their hospitality and residential land development assets, including the shares of certain subsidiary companies, to Crescent Equities LP. The press release also announced that the Company and certain of its subsidiaries, including Crescent Machinery Company, L.P. (a newly-formed limited partnership subsidiary of the Company that will conduct the Company's equipment sales and leasing business) have entered into a definitive agreement with Crescent Equities LP, CRE Equipment Holdings, LLC and SunTx CMLP, Inc. whereby Crescent Machinery Company, L.P. would sell and issue units of its convertible redeemable preferred partnership interests to CRE Equipment Holdings, LLC and SunTx CMLP, Inc. The Company will prepare and distribute a proxy statement detailing the terms of the proposed asset sale, preferred partnership interest sale and related matters and will seek stockholder approval of such transactions at the annual meeting of stockholders to be held later this year. The press release is included as Exhibit 99.1 to this Form 8-K.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 CRESCENT OPERATING, INC.



Date:  July 13, 2001             By: /s/ JEFFREY L. STEVENS
                                    ---------------------------
                                    Jeffrey L. Stevens
                                    Executive Vice President and Chief Operating
                                        Officer


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

  99.1              Press Release dated June 29, 2001